SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2010

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01.	Other Events

On April 29, 2010, IBERIABANK, the commercial bank subsidiary of IBERIABANK Corporation, prepaid $168.4 million of fixed rate borrowings from the Federal Home Loan Bank of Atlanta at a pre-tax cost of approximately $329,000. These borrowings had an approximate remaining term of three years ending in May 2013. The Federal Home Loan Bank of Atlanta borrowings were paid with available cash and were not replaced with new borrowings.

This prepayment is expected to decrease monthly borrowing expense by approximately $280,000 and add approximately 4 basis points to net interest margin. In addition, this action is expected to increase earnings per share by $0.07 on an annualized basis. The Company determined that the borrowing prepayment was advisable in consideration of current interest rates and available liquidity. The intended future benefit of this prepayment is improvement in earnings per share due to a decrease in future borrowing expense.

IBERIABANK Corporation is a multi-bank financial holding company headquartered in Lafayette, Louisiana. The Company has 210 combined offices, including 136 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 26 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 48 locations in 12 states. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC.”

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties. Actual results could differ materially because of factors such as the current level of market volatility and our ability to execute our growth strategy, unanticipated losses related to the integration of acquired businesses and assets and assumed liabilities in FDIC-assisted transactions, adjustments of fair values of acquired the assets and assumed liabilities and of deferred taxes in FDIC-assisted acquisitions, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational infrastructure, hurricanes and other adverse weather events, the volatility of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov. All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 6, 2010	By:	/s/ DARYL G. BYRD
Daryl G. Byrd
President and Chief Executive Officer

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